Exhibit 23.1

Consent of Independent Auditor
We consent to the incorporation by reference in Registration Statements (No. 333-207659 and 333-212229) on Form S-3 and Registration Statement (No. 333-149914 and 333-217718) on Form S-8 of MidWestOne Financial Group, Inc. and subsidiaries of our reports dated March 6, 2019 and March 5, 2018, relating to our audits of the consolidated financial statements of ATBancorp appearing in this Current Report on Form 8-K/A of MidWestOne Financial Group, Inc. dated May 1, 2019.

/s/ Eide Bailly LLP

Minneapolis, Minnesota
May 1, 2019